BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

T.K. SPARKS

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: November 12, 2024 08:51 AM Pacific Time

Incorporation Number: **BC1444838**

Recognition Date and Time: *Incorporated on October 17, 2023 09:19 AM Pacific Time*

NOTICE OF ARTICLES

Name of Company:

GRAFITI HOLDING INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
1800 - 510 WEST GEORGIA STREET
VANCOUVER BC V6B 0M3
CANADA

Delivery Address:
1800 - 510 WEST GEORGIA STREET
VANCOUVER BC V6B 0M3
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1800 - 510 WEST GEORGIA STREET
VANCOUVER BC V6B 0M3
CANADA

Delivery Address:
1800 - 510 WEST GEORGIA STREET
VANCOUVER BC V6B 0M3
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Ali, Nadir

Mailing Address:
2479 E BAYSHORE ROAD, SUITE 195
PALO ALTO CA 94303
UNITED STATES

Delivery Address:
2479 E BAYSHORE ROAD, SUITE 195
PALO ALTO CA 94303
UNITED STATES

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

November 12, 2024

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value With Special Rights or Restrictions attached
2.	No Maximum	Multiple Voting Shares	Without Par Value With Special Rights or Restrictions attached